UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

CAVIUM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33435	77-0558625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 N. First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 943-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On March 20, 2017, Cavium, Inc. (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement among the Company, Cavium Networks LLC, as a guarantor, QLogic Corporation, as a guarantor, JPMorgan Chase Bank, N.A. as Administrative Agent and the lenders party thereto. The Amendment provides for, among other things, (i) a replacement of outstanding initial term loans with new term B-1 loans (the “Refinanced Term B Loans”) in a principal amount of $612,250,000, (ii) a reduction of the interest rate margin applicable to such loans initially from 3.00% per annum to 2.25% per annum in the case of LIBOR loans and from 2.00% per annum to 1.25% per annum with respect to base rate loans, and (iii) a prepayment premium of 1.00% in connection with any repricing transaction with respect to the Refinanced Term B Loans within six months of the closing date of the Amendment.

The description of the Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Credit Agreement, dated as of March 20, 2017, among Cavium, Inc., Cavium Networks LLC, QLogic Corporation, JPMorgan Chase Bank, N.A. as Administrative Agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVIUM, INC.

Dated: March 22, 2017	By:	/s/ Vincent Pangrazio
		Name:	Vincent Pangrazio
		Title:	SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 1 to the Credit Agreement, dated as of March 20, 2017, among Cavium, Inc., Cavium Networks LLC, QLogic Corporation, JPMorgan Chase Bank, N.A. as Administrative Agent and the lenders party thereto.